EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8K of our report dated September 25, 2014 with respect to the audited financial statements of Brista Corp. for the years ended July 31, 2014 and 2013 and the period from December 20, 2012 (Inception) to July 31, 2014.

We also consent to the references to us under the heading “Experts” in such Form.

Cutler & Co., LLC

Wheat Ridge, formerly Arvada, Colorado

April 28, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com